CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated January 22, 2004 for the GJMB Growth Fund and the ACM Convertible Securities Fund (the "Funds") in this Post-Effective Amendment #18 to the
Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Fund's Prospectus.



      /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
April 29, 2004